Calculation of Filing Fee Tables
S-3
Turn Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	873,000	$ 9.90	$ 8,642,700.00	0.000087	$ 751.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,642,700.00		$ 751.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 751.91
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") covers an undetermined number of additional securities of Turn Therapeutics Inc. (the "Company") that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions. Consists of an aggregate of 873,000 shares of common stock, par value $0.0001 per share (the "common stock"), which were not included on the Prior Registration Statements (defined below). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported trading prices of the Company's common stock as reported on the Nasdaq Global Market on November 3, 2026, such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the "SEC").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.0001 per share	17,868,760	$ 0.00	S-1	333-289972	09/30/2025
2	Equity	Common Stock, par value $0.0001 per share	6,621,190	$ 0.00	S-1	333-290800	10/29/2025
Prospectus Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") covers an undetermined number of additional securities of Turn Therapeutics Inc. (the "Company") that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions. No registration fee is payable in connection with the shares of common stock that were previously registered on the Company's registration statement on Form S-1 (File No. 333-289972) (together with the exhibits thereto, "Prior Registration Statement I"), which was originally filed with the SEC on September 2, 2025 and declared effective by the SEC on September 30, 2025, and was amended by Post-Effective Amendment No. 1 thereto, which was declared effective by the SEC on April 2, 2026, because such shares are being transferred from Prior Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. Represents 17,868,760 shares of common stock, all of which were originally registered for resale on Prior Registration Statement I.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") covers an undetermined number of additional securities of Turn Therapeutics Inc. (the "Company") that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions. No registration fee is payable in connection with the share of common stock that were previously registered on the Company's registration statement on Form S-1 (File No. 333-290800) (together with the exhibits thereto, "Prior Registration Statement II" and, together with Prior Registration Statement I, the "Prior Registration Statements"), which was originally filed with the SEC on October 9, 2025 and became effective automatically on October 29, 2025 pursuant to Section 8(a) of the Securities Act, and was amended by Post-Effective Amendment No. 1 thereto, which was declared effective by the SEC on April 2, 2026, because such shares are being transferred from Prior Registration Statement II to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement II, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. Represents 6,621,190 shares of common stock, all of which were originally registered for resale on Prior Registration Statement II, consisting of (A) 1,597,959 shares of common stock currently held by GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (together, "GEM"), comprising (1) 579,664 shares issued to GEM on August 13, 2026 upon the cashless exercise in full of a warrant to purchase 1,192,207 shares of common stock issued to GEM on October 8, 2025, (2) 161,905 shares issued to GEM on October 29, 2025 in payment of a commitment fee and (3) 856,390 of the 1,235,200 shares issued to GEM pursuant to the initial draw down notice under the amended and restated share purchase agreement, dated August 29, 2025, between the Company and GEM (as amended by a side letter dated as of September 24, 2025, the "GEM Purchase Agreement"), and (B) 5,023,231 shares of common stock issuable to GEM pursuant to the GEM Purchase Agreement.